Exhibit 99.1

TransDigm Group Announces Proposed Private Offering of $950 Million Senior Subordinated Notes

Cleveland, Ohio, May 25, 2016 /PRNewswire / — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc. (the “Company”), is planning, subject to market and other conditions, to offer $950 million aggregate principal amount of senior subordinated notes due 2026 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). It is expected that the Notes will be guaranteed, with certain exceptions, by TransDigm Group and certain of the Company’s existing and future domestic subsidiaries on a senior subordinated basis.

Additionally, on or before the date of the closing of TransDigm’s acquisition of the stock of ILC Holdings, Inc., the parent Company to Data Device Corporation (the “DDC Acquisition”), TransDigm Inc. expects to enter into definitive documentation pursuant to which, among other things, TransDigm Inc. will incur up to $950 million in term loans, of which, up to $450 million may take the form of delayed draw term loans (the “Delayed Draw Term Loans”), increase the commitments under the U.S. Dollar-denominated tranche of its revolving credit facility by up to $50 million and extend the maturity date of its revolving credit facility to February 28, 2020. Borrowings under the Delayed Draw Term Loans will be conditioned upon, among other things, the closing of the DDC Acquisition.

TransDigm Inc. intends to use a portion of the net proceeds from the offering of the Notes and the term loans to fund the purchase price for the DDC Acquisition and for general corporate purposes, including potential future acquisitions or dividends.

$450 million in aggregate principal amount of the Notes will be subject to a special partial mandatory redemption at a redemption price of 100% of the issue price of the Notes, plus accrued and unpaid interest, if (a) the DDC Acquisition is not consummated, or the purchase agreement for the DDC Acquisition is terminated, on or prior to October 22, 2016 or (b) TransDigm Inc. announces that it will not pursue the consummation of the DDC Acquisition.

This is not an offer to sell or the solicitation of an offer to buy any securities. The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; cyber-security risks and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in costs that cannot be recovered in product pricing; risks associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com